UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

CALIX, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1035 N. McDowell Blvd.

Petaluma, CA 94954

(Address of Principal Executive Offices)(Zip Code)

(707) 766-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 22, 2011, Calix, Inc. (the “Company”), completed its acquisition of Occam Networks, Inc. (“Occam”) after the stockholders of Occam adopted that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc. (“Calix”), Ocean Sub I, Inc., a direct, wholly owned subsidiary of Calix (“Merger Sub One”), Ocean Sub II, LLC, a second direct, wholly owned subsidiary of Calix (“Merger Sub Two”) and Occam (the “Merger Agreement”) at a special meeting of stockholders. Pursuant to the terms of the Merger Agreement, Merger Sub One merged with Occam in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with Occam continuing as the surviving entity as a wholly owned subsidiary of Calix (such merger referred to herein as the “First-Step Merger,” and the effective time of the First-Step Merger referred to herein as the “Effective Time”). Thereafter, in accordance with the Merger Agreement, Occam merged with Merger Sub Two in accordance with the DGCL, with Merger Sub Two continuing as the surviving company (the “Second-Step Merger” and together with the First-Step Merger, the “Merger”) under the name Occam Networks, LLC as a direct, wholly owned subsidiary of Calix upon completion of the Second-Step Merger.

At the Effective Time, each outstanding share of Occam common stock was converted into the right to receive (a) $3.8337 in cash plus (b) 0.2925 of a validly issued, fully paid and non-assessable share of Calix common stock.

In addition, (a) each outstanding Occam stock option or restricted stock unit as of immediately prior to the Effective Time which was or became vested as of the Effective Time with a per share exercise price that was less than (i) $3.8337 plus (ii) 0.2925 multiplied by the average volume weighted average trading price of Calix common stock during the five consecutive trading days ending on the trading day that was one day before the Effective Time, such amount being referred to as the cash-out consideration was and (b) all Occam options or restricted stock units held by persons who were not Occam employees or consultants immediately prior to the Effective Time were automatically cancelled and extinguished and the vested portion thereof was automatically converted into the right to receive the cash-out consideration for the aggregate number of shares of Occam common stock that were issuable upon the exercise of such stock options or restricted stock units, less any applicable per share exercise price.

Unvested portions of each outstanding Occam stock option or restricted stock unit held by employees who continued to be employed by Calix or its subsidiaries after the Effective Time that were not cashed out and cancelled as described above were, at the Effective Time, automatically converted into options or restricted stock units, as the case may be, for Calix common stock, subject to adjustments in accordance with the compensatory award exchange ratio, and are otherwise subject to the terms and conditions of such award prior to the Effective Time, including vesting and exercisability.

At the effective time of the merger, holders of these outstanding shares of Occam were entitled to receive an aggregate of approximately $83.3 million in cash and approximately 6.4 million shares of Calix common stock. In addition, at the effective time of the merger holders of certain outstanding options were entitled to receive an aggregate of approximately $10.8 million in cash, and Calix assumed certain options to purchase an aggregate of approximately 636,000 shares of Calix common stock and assumed certain restricted stock units for an aggregate of approximately 65,000 shares of Calix common stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Director

Effective as of the Effective Time, the Board of Directors (the “Board”) of Calix appointed Thomas Pardun as a member of the Board. Mr. Pardun was appointed to the Board in accordance with the Merger Agreement which provided that in connection with the Merger, one mutually agreed upon non-employee member of Occam’s board of directors would be appointed as a member of the Calix Board.

Excepting the Merger Agreement, there is no arrangement or understanding between Mr. Pardun and any other persons pursuant to which Mr. Pardun was selected as a director and there are no related party transactions involving Mr. Pardun that are reportable under Item 404(a) of Regulation S-K.

For his services as a non-employee director and as a member of any committees of the Board, Mr. Pardun will be entitled to a cash retainer pursuant to the Company’s Non-Employee Director Cash Compensation Policy and options to purchase Calix common stock and restricted stock units pursuant to the Company’s Non-Employee Director Equity Compensation Policy and pursuant to the Calix, Inc. 2010 Equity Incentive Award Plan, each as described in the Company’s prospectus filed by the Company on March 24, 2010 with the SEC and as filed as Exhibit 10.12, Exhibit 10.10 and Exhibit 10.4, respectively, to Amendment 6 to the Company’s Registration Statement on Form S-1 filed March 8, 2010. Pursuant to the Company’s Non-Employee Director Cash Compensation Policy, Mr. Pardun will be entitled to a $35,000 cash retainer for his service on the Board plus an additional cash retainer should Mr. Pardun be appointed as a member or a chairman of a committee of the Board. Pursuant to the Company’s Non-Employee Director Equity Compensation Policy, Mr. Pardun will be entitled to an option to purchase 10,000 shares of Calix common stock (the “Initial Option”) (subject to adjustment as provided in the Plan) and 4,533 restricted stock units (the “Initial RSUs”) (subject to adjustment as provided in the Plan) pursuant to the Calix, Inc. 2010 Equity Incentive Award Plan (the “Plan”) upon his appointment to the Board and commencement of service as a non-employee member of the Board, and an option to purchase 5,000 shares of Calix common stock (the “Annual Options”) (subject to adjustment as provided in the Plan) and 2,266 restricted stock units (the “Annual RSUs”) (subject to adjustment as provided in the Plan) annually thereafter subject to his continued service to the Company. The Initial Option will vest and become exercisable as follows: Subject to Mr. Pardun’s continued service to the Company, 1/3 of the shares of Company common stock subject to the Initial Option will vest on the first anniversary of the date of grant and 1/36 of the total shares of Company common stock will vest monthly thereafter, such that the Initial Option will be 100% vested on the third anniversary of the date of grant. Subject to Mr. Pardun’s continued service to the Company, the Initial RSUs will vest in equal installments on each of the first three anniversaries of the date of grant. The Initial RSUs vest in three equal annual installments. Annual Options vest and become exercisable as follows: 1/12 of the shares of common stock subject to the Annual Options vest on each monthly anniversary of the date of grant, such that the Annual Options will be 100% vested on the one-year anniversary of the date of grant, in each case, subject to your continued service to the Company. The Annual RSUs vest in a single installment on the first anniversary of the date of grant, subject to Mr. Pardun’s continued service to the Company through the vesting date. All unvested options and restricted stock units will become fully vested and, if applicable, exercisable in the event of a change in control of the Company, as defined in the Plan.

In connection with the appointment, the Company and Mr. Pardun entered into the Company’s standard indemnification agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.5 to Amendment 6 to the Company’s Registration Statement on Form S-1 filed March 8, 2010.

Resignation of Director

On February 22, 2011, Robert Finzi resigned as a member of the Board, effective as of the Effective Time.

Item 8.01.	Other Events

The Company issued a press release on February 23, 2011, announcing the completion of the acquisition of Occam and announcing the appointment of Mr. Pardun and the resignation of Mr. Finzi. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Per General Instruction B.3. to Form 8-K, the Company has omitted the financial statements of Occam.

(b)	Pro Forma Financial Information

Per General Instruction B.3. to Form 8-K, the Company has omitted the pro forma financial information of Occam.

(d)	Exhibits.

2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC and Occam Networks, Inc. (filed as Exhibit 2.1 to Calix’s Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on November 2, 2010 (File No.

333-170282), as amended by Amendment No. 1 filed December 14, 2010, as amended by Post-Effective Amendment No. 1, filed December 14, 2010 and as amended by Post-Effective Amendment No. 2, filed February 7, 2011 and incorporated by reference herein).*

99.1          Press Release dated February 23, 2011.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Merger Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	CALIX, INC.

	By:	/s/ Kelyn Brannon
	Name:	Kelyn Brannon
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBIT

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Inc., Ocean Sub I, Inc., Ocean Sub II, LLC and Occam Networks, Inc. (filed as Exhibit 2.1 to Calix’s Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on November 2, 2010 (File No. 333-170282), as amended by Amendment No. 1 filed December 14, 2010, as amended by Post-Effective Amendment No. 1, filed December 14, 2010 and as amended by Post-Effective Amendment No. 2, filed February 7, 2011 and incorporated by reference herein).*

99.1	Press Release dated February 23, 2011.

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the Merger Agreement have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.